Franklin Financial Services Corporation
2011 Annual Meeting Speech
Charles M. Sioberg, Chairman of the Board

Since I last had the opportunity to address you at the Annual Shareholders Meeting in 2010, there has been quite a bit happening regarding legislation in the banking industry.

The financial services sector of our economy became the focus of substantial regulation. The most monumental legislation known as the Wall Street Reform Act was drafted by Barney Frank from Massachusetts - - - and by Christopher Dodd of Delaware, who has since left politics for the motion picture industry. The Dodd-Frank Act contains thousands of pages and is considered by many to be the most impactful legislation in the history of banking.

Some, including M&T Bank Chairman and CEO Robert Wilmer, feel that despite the passage of financial reform legislation like Dodd-Frank, the U.S. has failed to curb the systemic risks that led to the crisis of 2008, and may be headed for fresh crises as a result.  They feel that Wall Street's “outsized compensation system” and reliance on trading for quick profits have distorted the country's banking system, and the failure of government regulatory schemes to distinguish between Wall Street's "virtual casino" and normal banking has significantly hampered the economy. "Left on its current course, financial 'reform' may do little to prevent or stem a future crisis," he wrote.

While the economic crisis focused attention on the financial services industry, leading to passage of the Dodd-Frank Act, our nation’s community banks who were already shouldering an undue regulatory burden will bear a greater burden when the hundreds of regulations from this law are implemented.

Some of the legislation was good, common sense financial regulations. Unfortunately, several provisions of the final legislation were harmful to the ability of all banks—and community banks in particular—to continue to provide the products and services that our customers want and that our communities need for robust and sustained economic growth and prosperity.

Let’s first take a look at some provisions of Dodd-Frank that were good for the industry.  For example, the creation of an interagency council tasked with monitoring systemic risk - the new Financial Stability Oversight Council. Systemic consequences of accounting standards are included in the oversight duties of the Council.

Dodd-Frank also addressed the outdated regulatory definition of core funding by the mandate for a careful study of updating the definition.  And we as bankers were very pleased that the legislation made permanent the already existing increase in FDIC deposit insurance to $250,000 per account.

But, these and other positive elements of the final legislation do not and cannot overcome what we believe are serious problems in the Dodd-Frank Act.  Elements that place undue burdens on community banks that are the backbone of Main Street and help finance the economic growth in our communities.

Community banks are small businesses themselves. The average US community bank has 37 employees, and approximately $154 million in loans and other assets. Yet, they currently comply with 1,700 pages of consumer regulations alone. They must also comply with hundreds of additional pages of regulations regarding lending practices and other banking operations.

According to a summary of the Dodd-Frank Act by Davis Polk, the Act mandates that 11 different agencies create AT LEAST 243 more regulations, issue 67 one-time reports or studies, and 22 new periodic reports. Many of these new rules are required to be issued in the next year or two. And, financial regulatory agencies have the discretion to issue additional rules on top of those required under Dodd-Frank.

Regulators have already issued more than 1,400 pages of regulatory proposals. Up to 5,000 pages of regulation are expected. These actions will create additional and significant compliance costs that will impact the ability of every bank to serve its community.

Consider that the new Bureau of Consumer Financial Protection is authorized to require any information or reports that it wants from any bank at any time and in any form. Similarly broad information authority is given to the new Office of Financial Research, authority that is not limited to information from large banks. All banks will be subject to extensive new reporting requirements on business with women-owned, minority-owned, and small business firms, as well as some 20 new reporting obligations under the Home Mortgage Disclosure Act.

And these actions have real costs to banks. According to recent testimony before the House Oversight and Investigations Subcommittee by CBO Director Douglas Elmendorf, the Dodd-Frank Act is expected to impose nearly $27 billion in new private-sector fees, assessments and premiums. This amount includes more than $14 billion in new fees on banks. Studies show that community banks incur proportionately higher costs for compliance with information reporting requirements.

It is important to understand that we as bankers do not oppose common sense regulations – they are necessary to ensure that banks are doing their jobs and that consumers receive the proper information and disclosures that are beneficial to them.

The problem is that unlike bigger financial institutions, community banks do not have a large staff of attorneys or compliance officers to help them navigate wave after wave of new regulations. By one estimate, for the typical small bank, more than one out of every four dollars of operating expense is used to pay for the cost of complying with government regulation. And with Dodd-Frank, we can only expect that cost to go higher.

Some regulations are duplicative or contradictory, but which we must comply with, even if bankers or the consumer do not view the regulation as having any value or benefit to the consumer. Such compliance efforts cost time and money.  Ideally, federal regulators would consider the total impact of all regulations, not merely each regulation in isolation, and work to reduce unnecessary regulatory burdens on an already heavily-regulated industry.

With these concerns in mind, let me share some examples of regulations that highlight the impact of an overly burdensome regulatory environment and will make it increasingly challenging for community banks like ours to serve customers, support businesses in our communities, and help grow our economy.

The Bureau of Consumer Financial Protection

The Bureau of Consumer Financial Protection, or BCFP, unwisely divorces consumer protection from safety and soundness concerns. As you know, the Bureau has no meaningful oversight and a very thin directive to “consult” with safety and soundness regulators. Moreover, even if it does not examine community banks, the Bureau will set the rules for nearly all of community bank business (since community banks depend heavily on providing retail banking services), bad news for community banks already collapsing under mountainous regulatory burdens.

Announced plans by Bureau proponents to “simplify” bank products will result in standardization that plays to the competitive advantage of banks that enjoy economies of scale and will restrict the ability of community banks to continue to offer the customized services that have been an important part of the small bank business model.

Durbin Amendment: Debit Card Interchange Fees

The Dodd-Frank Act, particularly the Durbin Amendment, requires the Federal Reserve to issue a rule for debit interchange fees. Basically, interchange fees, sometimes referred to as swipe fees, are fees that a merchant’s bank pays to a customer’s bank when the customer uses their debit card.

Dodd-Frank places severe limitations on interchange income earned by banks servicing the debit-card transactions of our customers. Interchange is one of the most important sources of non-interest income for community banks, and the severe reduction in debit card interchange income that would result from implementation of the Durbin Amendment would be a major hit to the overall earnings of community banks.

There are huge concerns with the consequences of replacing a market-based system for debit card acceptance with a government-controlled system, as well as concerns that the provision will make small bank and credit union debit cards more expensive for merchants to accept than those cards issued by larger banks and would likely put them at a disadvantage compared to large issuers.

During debate on the debit interchange amendment, supporters presented it as a pro-consumer provision, maintaining that the reduction in interchange fees would be passed on to the consumer. Yet there is nothing in the Dodd-Frank Act that requires retailers to pass on any savings from debit interchange fees to their customers. On the contrary, the debit interchange rule will likely result in higher bank fees, a loss of rewards programs, or banks may ultimately decide not to offer debit cards to their customers. Some of these steps are being considered and some have already been taken by larger banks.

Higher fees or limited choices as a result of such government price-control does not benefit consumers. That is what is behind the recent bill to fully study this issue and carefully evaluate the 11,000 comments that Congress received on the proposed rule.

While the Durbin Amendment to the Wall Street Reform Act included an exemption for institutions with less than $10 billion in assets, it did not consider the consequences which permits big box retailers like Wal-Mart to refuse to accept debit cards issued by community banks that are not subject to the proposed regulation. And we are particularly concerned about the estimated costs of the debit interchange rule for community banks, which is not insignificant.

To give you an idea of the impact it might have, consider that the interchange proposal is estimated to reduce a bank’s interchange revenue by about 70%.  For smaller banks, that might cost them $50,000-100,000 a year in lost revenue and additional costs per year.  For F&M Trust, the impact would cost a projected $500-700,000.  Lager banks estimate the cost to be in the millions. Ultimately, loss of income for banks will mean less capital available to lend to borrowers.

This issue has created a big stir.  Large retailers like Walmart supported the Durbin Amendment, but lately a number of consumer groups and citizen coalitions have joined bankers in opposition.  Federal Reserve Board Chairman Ben Bernanke and FDIC Chair Shelia Bair expressed their concerns with the interchange provision and ask for measures to ensure that consumer interests are protected in rate standards that are set as well as the interests of community banks.

New Capital Standards

Dodd-Frank dramatically constricts the sources of capital for many community banks even while regulators and examiners are demanding more capital. Large banks will retain and develop alternative sources of capital that are not as readily accessible by community banks.

Mortgage Disclosure Requirements

Taken together, existing regulations, and anticipated regulations as a result of Dodd-Frank, may well have the effect of making it more difficult and costly to provide mortgage loans to qualified borrowers, reduce lending capacity, and may push some lenders to simply stop offering mortgages.

One example is the SAFE Act. It creates a nationwide mortgage licensing system and registry for mortgage loan originators. The registry is intended for use by regulators to identify mortgage brokers or lenders who seek to work in a state after being banned from working in a different state.

Each mortgage loan originator will be required to register with the national registry, obtain a unique identification number and submit fingerprints for the FBI to conduct a criminal background check.  The cost to meet the new requirements is roughly $1,000-$2,000 per loan officer. That may not seem like a lot until you consider that every consumer lending officer does home equity loans, requiring them to be registered.  For F&M Trust, the cost is estimated at $50-100,000.  That might not seem like a lot of money to Washington regulators and big-city banks, but it is in rural America.

The cost of compliance will take time and money away from the business of lending, and may ultimately be passed on to the consumer in the form of higher prices for a mortgage loan.

Overdraft Payment Programs and the FDIC

Finally, I want to mention recent guidance on overdraft payment programs put forth by the FDIC. Now at some point, most of us have had experience with overdraft programs, perhaps when we forgot to balance our checkbook.

In the guidance, the FDIC stated, “the guidance focuses on automated overdraft programs and encourages banks to offer less costly alternatives if, for example, a borrower overdraws his or her account on more than six occasions where a fee is charged in a rolling 12-month period. Additionally, to avoid reputational and other risks, the FDIC expects institutions to institute appropriate daily limits on customer costs and ensure that transactions are not processed in a manner designed to maximize the costs to consumers.”

While banks offer overdraft protection programs and take other steps to aid customers in avoiding overdrafts, many are concerned that this guidance put forth by the FDIC is overly prescriptive, imposes new regulations, and goes farther than amendments on overdraft put forth by the Federal Reserve.

The FDIC recently provided additional clarification on this guidance that provides some flexibility about how banks reach out to customers, permitting them to contact customers by mail as well as in person and by telephone. However, the requirement that banks contact customers who incur six overdrafts in a rolling 12 month period remains a broad overreach of the FDIC’s authority, putting the burden on the banks, rather than the customer who ultimately bears responsibility for ensuring that they have sufficient funds in their account to cover transactions.

In fact, one study shows that 77 percent of customers paid no overdraft fees in the previous 12 months. That same study also showed that for those 21 percent of customers who paid an overdraft fee, 69 percent said they were glad the payment was covered. This guidance seems to be a clear example of where an agency is overreaching, with little evidence of the need for or effectiveness of such additional guidance.

In closing, I want you to know that we believe that the success of the financial sector is not an end in itself, but a means to an end – which is to support the vitality of the real economy and the livelihood of our neighbors. Every day, every banker is thinking about how he or she can more effectively serve his or her customers and community, and fulfillment of that purpose is why we as bankers take pride in our bank.

I want you to know that small steps in the right direction are being made to review federal regulations that place undue burdens on our nation’s economic growth and recovery. We support our industry association efforts and participate in letting Congress know where the problems lie in the legislation and we have hope that they can be addressed and corrected in the implementation phase, either through appropriate regulations or wise corrections of the statute.

As bankers, we do not expect that politicians and regulators will always agree with us, nor should they expect that we will always agree with them. While we look at much the same issues, we look at them from different perspectives. Very often there is agreement. The most fundamental issue that we agree on, and which makes for an enduring working relationship, is that all regulation must in the end benefit the customers.

There also seems to be an appreciation that community banks play a vital role in economic growth, and there’s support to examine rules and regulations that pose significant barriers to community banks and our ability to serve customers and contribute to the growth of our communities.

As I mentioned earlier, the interchange issue is abuzz on Capitol Hill. In March, a bill was introduced by Senators Corker of Tennessee and Tester of Montana for a two-year delay on the proposed rule that requires the federal banking regulators to study the impact of regulating debit card interchange on community banks and their customers.  To date, 16 Senators have co-sponsored the bill, which has gained bi-partisan support from a number of Senators including Barney Frank. A similar bill, HR 1081, was introduced in the House by Shelley Moore Capito of West Virginia and Debbie Wasserman Shultz of Florida, and has been co-sponsored by 76 others.  We feel that this legislation is a step in the right direction because it will stop the Federal Reserve’s proposed rule on debit card interchange and allow for a much-needed, thoughtful and in-depth study that will include input from community banks.

History shows that a healthy and prosperous banking industry is part of the real economy and community banks are deeply involved in the promotion of the vitality of the local economy and the well-being of our neighbors.  We at F&M Trust and Franklin Financial are committed to that mission . . . let’s hope our legislators will enable us to continue to do so.

Thank You